Exhibit 23.4

[KPMG Ltda. Letterhead]

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Gran Tierra Energy Inc.:

We consent to the use of our report dated July 28, 2006, with respect to the balance sheets of Argosy Energy International, LP as of December 31, 2005 and 2004, and the related statements of income, partners’ equity and cash flows for each of the years then ended, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Ltda.

Bogotá, Colombia

January 13, 2009